SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 13, 2005

H&E EQUIPMENT SERVICES L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana	333-99589	72-1287046
(State or other jurisdiction	333-99587	(IRS Employer
of incorporation)	(Commission File Numbers)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 13, 2005, H&E Equipment Services L.L.C. (“H&E”), Great Northern Equipment Services L.L.C. (together with H&E, the “Borrowers”), H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Capital Corporation and the Lenders party thereto, entered into Amendment No. 8 to the Credit Agreement dated June 17, 2002 (“Amendment No. 8”).  Principally, the amendment (1) increases the aggregate revolving loan commitment from $150.0 million to $165.0 million; (2) increases the block on availability of assets from $15.0 million to $16.5 million, based on the total borrowing base assets; and (3) increases the lien basket for purchase money indebtedness and conditional sale or other title retention agreements with respect to equipment, from $90.0 million to $125.0 million. In connection with this amendment, we paid a loan amendment fee of $81,250.

Amendment No. 8 is attached hereto as exhibit 10.1(h), and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
	10.1(h)	Amendment No. 8 to Credit Agreement dated as of October 13, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES L.L.C.
Date: October 18, 2005
/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1(h)

Amendment No. 8 to Credit Agreement among H&E Equipment Services L.L.C., Great Northern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Corporation and the Lenders party thereto dated as of October 13, 2005.